Exhibit 32

PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, the Corporate Trustee of Mesabi Trust, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, the Annual Report of Mesabi Trust on Form 10-K for the fiscal year ended January 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Mesabi Trust.

/s/ Jeffrey Schoenfeld	April 12, 2019
Jeffrey Schoenfeld *
Vice President
Deutsche Bank National Trust Company For Deutsche Bank Trust Company Americas

* There are no principal executive officers or principal financial officers of the registrant.

A signed original of this written statement required by Section 906 has been provided to Mesabi Trust and will be retained by Mesabi Trust and furnished to the Securities and Exchange Commission or its staff upon request.